Exhibit 10.4.2


                         AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement ("Amendment") is entered into effective as of October 11, 2001 between InterDent, Inc., a Delaware corporation (the "Company"), and L. Theodore Van Eerden ("Employee").

                                    RECITALS

         The Company and Employee are parties to an Employment Agreement dated March 11, 1999 (the "Agreement") pursuant to which Employee has served as the Company's Chief Development Officer, Executive Vice President and Secretary. The parties desire to amend the Agreement to reflect Employee's change in position from Chief Development Officer to Chief Financial Officer. In addition, to encourage Employee to remain in the employ of the Company, the Company desires to grant Employee certain rights to receive cash bonuses.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, the parties agree as follows:

         1. Change in Position. Sections 2 and 8(c) of the Agreement are hereby amended to change the reference to Employee's positions in the Company from Chief Development Officer, Executive Vice President and Secretary to Chief Financial Officer, Executive Vice President and Secretary.

         2. Retention Bonuses. If Employee is employed by the Company on December 31, 2002, the Company shall pay Employee a bonus equal to $60,000 (subject to applicable tax withholding) no later than January 10, 2003. If Employee is employed by the Company on December 31, 2003, the Company shall pay Employee a bonus equal to $60,000 (subject to applicable tax withholding) no later than January 10, 2004. If Employee's employment with the Company is terminated for any reason, with or without cause or good reason, prior to December 31, 2002 or December 31, 2003, as applicable, the retention bonuses set forth in this Section 2 shall not be payable.

         3. No Further Changes. Except as expressly provided in this Amendment, the Agreement is not otherwise modified and remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                              INTERDENT, INC.

                              By       H.  WAYNE POSEY
                                       ------------------------------------
                              Title     Chairman and CEO


                              EMPLOYEE

                                        L. THEODORE VAN EERDEN
                                        L. Theodore Van Eerden